Exhibit 99.1

Exclusivity Agreement

This Exclusivity Agreement (the “Agreement”), dated as of June 17, 2017, is entered into by and between Cleantech Solutions International, Inc. (“Cleantech”), a company organised and existing under the laws of the state of Nevada, and ECrent Capital Holdings Limited (“ECrent”), a company incorporated in the British Virgin Islands. Cleantech and ECrent are hereinafter referred to as the “Parties” to this Agreement.

WHEREAS,

A.	ECrent owns and operates certain rental sharing business through a global online platform (the “Business”); and

B.	The Parties intend to enter into exclusive discussion related to the Business.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the Parties mutually agree as follows:

I.	Exclusive Discussion

1.             The Parties hereby agree to engage in exclusive discussion (the “Discussion”) regarding (a) a potential acquisition by Cleantech of ECrent and/or any of its subsidiaries or otherwise all or part of the Business, and/or (b) potential business cooperation arrangements between Cleantech and ECrent (the “Potential Transaction”) during the period commencing on the date hereof and ending on the date that is three (3) months after the date hereof (the “Exclusive Period”). ECrent agrees that, without the prior written consent of Cleantech, during the Exclusive Period, neither ECrent nor its agents, representatives or advisors will contact, discuss or negotiate with any third party (other than those with Cleantech’s authorization) with respect to (i) any transaction relating to the sale, acquisition, exchange, pledge, or transfer of any securities of ECrent and/or its subsidiaries; (ii) any transaction relating to the sale of all or part of the Business; (iii) any business cooperation; or (iv) any other matters that may adversely affect the Potential Transaction or the Discussion.

2.             During the Exclusive Period, ECrent shall not, and shall cause its agents, representatives and advisors not to, take any action to initiate, contact, induce, solicit, encourage, participate or assist any person or entity other than Cleantech and its respective affiliates in any offer, inquires, discussions, proposals or negotiations in connection with any transaction, contract, agreement, arrangement or commitments referred to above, and ECrent shall promptly inform Cleantech of any inquiry from any third party in connection therewith.

3.             The Parties acknowledge and agree that Cleantech’s board of directors (the “Cleantech Board”) may form a special committee (the “Special Committee”) composed of members of the Cleantech Board that are not affiliated with ECrent to engage in the Discussion. The Special Committee may engage independent financial advisor and legal counsel to assist the Special Committee and Cleantech in the Discussion.

II.	Confidentiality

Except as otherwise required by applicable law or regulation, by order of a court of competent jurisdiction, any competent authority or stock exchange, or otherwise permitted by this Agreement, each of Cleantech and ECrent shall not disclose to any third party any content or information in connection with the Discussion, or non-public information relating to the other Party (“Confidential Information”) without the prior consent of the other Party and shall keep Confidential Information strictly confidential. Each Party may disclose Confidential Information to its directors, managers, employees, professional advisers, accountants or lawyers (whether current or prospective) on a need-to-know basis; provided, however, that the disclosing Party shall ensure that such persons are subject to the same confidentiality obligation as they were under this Agreement. To the extent permitted by applicable law, for any Party to disclose Confidential Information to a court, a competent authority or stock exchange, such disclosing Party shall notify the other Party in advance of such disclosure and shall obtain the consent of the other Party with respect to the contents of such disclosure. This confidentiality provision shall survive expiration of the Exclusive Period for two (2) years from the expiration date of the Exclusive Period.

III.	Miscellaneous

1.             Each Party hereby represents and warrants to the other Party that it has full legal right and authority to execute, deliver and perform fully its obligations under this Agreement. When executed and delivered by the Party, this Agreement shall constitute a valid and binding agreement of each Party, enforceable against such Party in accordance with its terms.

2.             This Agreement shall be governed by, and constructed in accordance with, the laws of the State of New York.

3.             This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Exclusivity Agreement as of the date first set forth above.

Cleantech Solutions International, Inc.

By:
Name:	LAU PING KEE
Title:	Director

ECrent Capital Holdings Limited

By:
Name:	Liao Jiamei
Title:	Business Development Manager

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